Exhibit 10.3

AppHarvest, Inc.
Amendment No. 1 2021 Employee Stock Purchase Plan
Adopted by the Board of Directors: August 10, 2021

A.    AppHarvest, Inc., a Delaware public benefit corporation (the “Company”) previously established the Company’s 2021 Employee Stock Purchase Plan (the “ESPP”);

B.    The ESPP currently provides for certain automatic increases in the number of shares reserved for future issuance pursuant to the ESPP (the “Evergreen Provision”); and

C.    The Company now wishes to amend the ESPP to remove the Evergreen Provision.

Now therefore, effective immediately, the ESPP is amended as follows:

1.    Section 3(a) is amended and restated to read in full as follows:
“(a)    Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 2,005,392 shares of Common Stock. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component."
In all other respects, the ESPP remains the same.
[Signature Page Follows]

In Witness Whereof, the Company has caused this Amendment to the ESPP to be executed as of the date as of August 10, 2021.
                    AppHarvest, Inc.

By: /s/ Jonathan Webb
                            Jonathan Webb
                            Chief Executive Officer

2.